EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of Heritage Insurance Holdings, Inc. on Forms S-3 (File No. 333-206117 and File No. 333-221864) and on Form S-8 (333-197906) of our report dated March 10, 2020 with respect to the consolidated financial statements, which appear in Heritage Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

East Lansing, Michigan

March 10, 2020